Exhibit 99

            Environmental Power Corporation Unveils Growth Strategy

     PORTSMOUTH, N.H.--(BUSINESS WIRE)--Sept. 5, 2003--Environmental Power Corporation (OTCBB: POWR), a leader in the renewable industry with proprietary technology to convert manure into electricity, announced a growth strategy designed to achieve performance goals for fiscal 2003 through fiscal 2006.
     The purpose of the Environmental Power's growth strategy is to further Environmental Power's long-standing objective of increasing shareholder value and becoming a premier company in the renewable and alternative energy arenas.
     Kam Tejwani, Environmental Power's President and Chief Executive Officer, stated, "Clearly, an important element of our growth strategy is the growth of our Microgy Cogeneration Systems subsidiary. We believe that the opportunity for Microgy is large. Microgy estimates a current market of up to $14 billion for its equipment, which provides a no-cost or even profitable solution for dairy, swine and cattle waste management, especially as farmers face tightening environmental pressures. The major revenue source produced by Microgy's equipment is renewable energy that we believe will be cost competitive with conventional power. Additional revenues associated with operations and maintenance services and incremental/ancillary revenue streams could also be significant. Further, Microgy could generate cash flows or capital appreciation to the extent that we retain ownership interest in some projects."
     Mr. Tejwani went on to say, "At the same time, Environmental Power's management believes it is prudent to diversify sources of growth, through selected acquisitions of established but growing companies with distinct advantages in the renewable and alternative energy arenas. We believe that doing so will not only further enhance our corporate growth prospects, but also will hedge against the possibility of events adverse to Microgy's interests, provide more balance among the company's holdings by filling the gap between the mature Buzzard Power and the still-nascent Microgy, and bring in further management talent. We intend to focus particular attention on companies with participation in the solar and wind energy segments, as we believe each of these markets is experiencing robust growth, with long-term expectations of continued strong growth. Environmental Power is especially enthusiastic about targeting for acquisition companies that participate as suppliers within the solar or wind value chains. Also, Environmental Power is interested in acquisition opportunities that may be synergistic with Microgy's business."
     Based upon the expected stability of its Buzzard subsidiary and growth prospects of Microgy, Environmental Power's performance goal is to increase revenues from an estimated $54 million in 2003 to over $200 million by 2006. Details regarding Environmental Power's performance goals are presented on a consolidated basis below:


$ millions
                             2003 (E)   2004 (E)   2005 (E)   2006 (E)

Power generation               $54.1     $56.0      $52.3      $50.0
Product sales                            $25.9      $69.4     $164.9
O&M fees                                  $0.0       $0.4       $1.3
Total revenues                 $54.1     $81.9     $122.2     $216.1

Total operating costs          $49.4     $70.7     $101.4     $172.9

Operating margin                $4.6     $11.3      $20.8      $43.2

Total G&A                       $5.8      $7.9      $10.6      $12.6

Operating income (loss)        -$1.1      $3.4      $10.2      $30.5

Miscellaneous income/expense   -$0.2     -$0.3      -$0.3      -$0.3
Amortization of deferred gain   $0.3      $0.3       $0.3       $0.3
Sale of NOx credits
Sunnyside settlement
Total other income (expenses)   $0.1      $0.0       $0.1       $0.0

Income before income taxes     -$1.1      $3.4      $10.2      $30.6

Taxes                           $0.5      $1.6       $4.1      $11.7

Net income                     -$1.5      $1.9       $6.1      $18.8

Avg. common shares
 outstanding              24,000,000 24,000,000 24,000,000  24,000,000

Earnings per share ($)        -$0.06     $0.08      $0.26      $0.78

Operating margin                   9%      14%        17%        20%
G&A margin                        11%      10%         9%         6%
Profit margin                     -3%       2%         5%         9%


     Joseph E. Cresci, Chairman of Environmental Power, stated, "There are, of course, many assumptions built into, and risks associated with, our growth strategy and the achievement of our financial and other goals, including our ability to obtain sufficient financing, build and manage sufficient staff, identify appropriate acquisition targets and integrate acquired companies into our own, as well as other factors set forth in our securities filings. Therefore, our actual operating results may well fall short of our goals. Nevertheless, we are confident that our growth strategy represents the right direction for the company, and we believe that it will be possible to achieve these goals if we execute successfully on that strategy."

     ABOUT ENVIRONMENTAL POWER CORPORATION

     Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information visit the company's web site at www.environmentalpower.com

     CAUTIONARY STATEMENT

     The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems which will use our highly efficient and proven anaerobic digestion technology, that our licensed technology will help clean up the significant environmental problems, our beliefs as to providing a unique solution, our projected financial performance, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained herein regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date which they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     CONTACT: Investor Contact:
              Environmental Power Corporation
              Kam Tejwani, 603-431-1780
              ktejwani@environmentalpower.com
              or
              Media Contact:
              Environmental Power Corporation
              Brecca Loh, 603-431-1780
              brecca@environmentalpower.com